SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 17, 2004

Date of Report (Date of earliest event reported)

NORTHWEST NATURAL GAS COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-15973

Oregon	93-0256722
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

220 N.W. Second Avenue, Portland, Oregon 97209

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including area code: (503) 226-4211

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Deferred Compensation Plan for Directors and Executives

On November 17, 2004, the Board of Directors of Northwest Natural Gas Company (Company) approved the Northwest Natural Gas Company Deferred Compensation Plan for Directors and Executives (DCP). The effective date of the DCP is January 1, 2005.

The DCP is intended to replace the existing Executive Deferred Compensation Plan (EDCP) and Directors Deferred Compensation Plan (DDCP) as the vehicle for nonqualified deferral of compensation by executives and directors. The DCP includes a number of technical changes from the EDCP and DDCP in provisions relating to the timing of deferral elections and the timing of payout elections as necessary to comply with new deferred compensation requirements of the American Jobs Creation Act of 2004. However, the DCP continues the basic provisions of the EDCP and DDCP under which deferred amounts are credited to either a “cash account” or a Company “stock account.” Stock accounts represent a right to receive shares of Company Common Stock on a deferred basis, and such accounts are credited with additional shares based on the deemed reinvestment of dividends. Cash accounts are credited quarterly with interest at a rate equal to Moody’s Average Corporate Bond Yield plus two percentage points. The crediting rate is subject to a six percent minimum rate. The Company’s obligation to pay deferred compensation in accordance with the terms of the DCP will generally become due on retirement, death, other termination of employment or service, or an earlier date selected by the participant at the time of the deferral election, and will be paid in a lump sum or in installments of five, ten or fifteen years as elected by the participant in accordance with the terms of the DCP. The right of each participant in the DCP is that of a general, unsecured creditor of the Company. A copy of the DCP is filed as Exhibit 10.1 hereto.

Item 1.02 Termination of a Material Definitive Agreement

Partial Termination of Executive Deferred Compensation Plan and Directors Deferred Compensation Plan

On November 17, 2004, the Board of Directors approved the partial termination of the EDCP and the DDCP. The effective date of such partial terminations is December 31, 2004. The Board partially terminated the EDCP and the DDCP because the new DCP is intended to replace the EDCP and DDCP as the vehicle for nonqualified deferral of compensation by executives and directors.

The effect of partial termination of the EDCP and DDCP is that new deferrals of compensation under those plans will generally cease after December 31, 2004, but the plans will continue to operate in accordance with their terms with respect to amounts deferred prior to December 31, 2004.

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Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Deferred Compensation Plan for Directors and Executives.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST NATURAL GAS COMPANY
(Registrant)

Dated: November 17, 2004	/s/ Beth A. Ugoretz
Senior Vice President and General Counsel

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